UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                                January 5, 2004
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                       (Date of earliest event reported)
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                              RAYOVAC CORPORATION
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               (Exact Name of Registrant as Specified in Charter)



           Wisconsin                   001-13615               22-2423556
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(State or other Jurisdiction of    (Commission File No.)    (IRS Employer
         Incorporation)                                   Identification No.)


           Six Concourse Parkway, Suite 3300, Atlanta, Georgia 30328
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          (Address of principal executive offices, including zip code)

                                 (770) 829-6200
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              (Registrant's telephone number, including area code)


                                 Not Applicable
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         (Former Name or Former Address, if Changed Since Last Report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  ENTRY INTO A MATERIAL DEFINITIVE CONTRACT

         Rayovac Corporation (the "Company") appointed Philip F. (Phil) Pellegrino as its Executive Vice President - Global Sales effective January 5, 2005. The related employment agreement expires on December 31, 2007. The following is a description of the other material terms of the employment agreement entered into between the Company and Mr. Pellegrino.

         Mr. Pellegrino is entitled to annual base salary of $375,000 per annum and an annual cash bonus based on 60% of his base salary, provided the Company achieves certain annual performance goals established by the Company's Board of Directors. Mr. Pellegrino is also entitled to such insurance, pension and all other benefits as are generally made available by the Company to its executive officers from time to time and certain other fringe benefits set forth in the employment agreement.

      Mr. Pellegrino has the right to voluntarily resign and terminate his employment agreement at any time upon at least 60 days' notice. Upon such resignation, the Company must pay him any compensation that was required to be paid to him before the date of termination. The Company also has the right to terminate his employment for "cause" (as defined in his employment agreement), in which event the Company must pay him any compensation that was required to be paid to him before the date of termination.

      Upon termination of Mr. Pellegrino's employment without cause or for death or disability, the Company will pay him two times his annual base salary and annual bonus (if any) earned by him in respect of the fiscal year ending immediately prior to the fiscal year in which the termination occurs, such amount to be paid out over the following 12 months. During the term of his employment by the Company, and for one year thereafter, Mr. Pellegrino shall not engage in or have any business in North America which is involved in the battery, battery operated lighting device or electric shaver industry.

      In addition, Mr. Pellegrino was awarded 50,000 shares of restricted stock under the 2004 Rayovac Incentive Plan on January 5, 2005. Fifty percent of these shares are subject to time-based restrictions and the other fifty percent of the shares are subject to company performance-based restrictions. Restrictions on one-third of the time-based restricted stock are scheduled to lapse on December 1 of each of 2005, 2006 and 2007. Subject to the achievement of certain company performance goals, restrictions on one-third of the performance-based restricted stock are scheduled to lapse on December 1 of each of 2005, 2006 and 2007. If the specified performance goals are not met in any fiscal year, the restrictions with respect to such performance-based restricted stock shall lapse the December 1 first following the scheduled lapse date. Restrictions also lapse in the event of the Company's change in control, as defined in the 2004 Rayovac Incentive Plan. Unlapsed shares of restricted stock shall be forfeited to the Company if Mr. Pellegrino's employment terminates prior to a change in control for any reason, other than termination by the Company without cause or termination due to death or disability.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:  January 10, 2004               RAYOVAC CORPORATION



                                      By: /s/ Randall J. Steward
                                          ---------------------------------
                                           Name:  Randall J. Steward
                                           Title: Executive Vice President and
                                                  Chief Financial Officer